                                                              FILE NO. 333-59997
                                                                  RULE 424(B)(3)

                             PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JULY 30, 1998 AND PROSPECTUS SUPPLEMENT DATED FEBRUARY 17,
                                     1999)
                                     PROSPECTUS NUMBER: 1865


                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                                FIXED RATE NOTES



PRINCIPAL AMOUNT:        $100,000,000


CUSIP NUMBER:            59018S 2U7


INTEREST RATE:           5.72000%


ORIGINAL ISSUE DATE:     April 30, 1999


STATED MATURITY DATE:    April 15, 2002


INTEREST PAYMENT DATES:  Each April 15th and October 15th, commencing on October 15, 1999, subject to
                         Modified Following Business Day Convention.


REPAYMENT AT THE OPTION
OF THE HOLDER:           The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE OPTION
OF THE COMPANY:          The Notes cannot be redeemed prior to the Stated Maturity Date.


FORM:                    The Notes are being issued in fully registered book-entry form.


TRUSTEE:                 The Chase Manhattan Bank


DATED:                   April 27, 1999

